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                                                                   EXHIBIT 10.20

                            [ENRON CORP. LETTERHEAD]






April 29, 1997

Northern Border Pipeline Company
1111 South 103rd Street
P.O. Box 3330 (Zip: 68103-0330)
Omaha, Nebraska 68124-1000

Dear Ladies and Gentlemen:

                                GUARANTY (T1060F)

As an inducement to Northern Border Pipeline Company (hereinafter "Northern Border") to grant credit, or assume a credit risk, from time to time, in respect to transportation of gas by Northern Border pursuant to a U.S. Shippers Service Agreement T1060F (the "Agreement"), which Agreement is identical to or substantially the same as the copy attached hereto, for the benefit of Enron Capital & Trade Resources Corp. (hereinafter the "Shipper"), Enron Corp. (hereinafter the "Guarantor"), shall pay to Northern Border promptly when due, or upon demand thereafter the full amount of all indebtedness due to Northern Border from Shipper, pursuant to Article 4 of the Agreement (including interest and expenses of all collection and reasonable counsel's fees incurred by Northern Border by reason of the default of Shipper), up to an annual aggregate amount of U.S. $12,600,000.00 during each year that the Agreement remains in effect.

This Guaranty by Guarantor shall remain in full force and effect during the term of the Agreement, and any extension or renewal thereof and thereafter until Shipper has fully performed all of its obligations under the Agreement. This Guaranty applies to all successors and/or assigns of Shipper; provided, however, that in the event Shipper is released pursuant to the Agreement and Northern Border's FERC Gas Tariff by Northern Border from its obligations under the Agreement, the Guarantor shall have the right to cancel this Guaranty by written notice to Northern Border on or after the effective date of such release.

Guarantor waives notice of acceptance hereof and notice of the volumes of gas transported by Northern Border for the benefit of Shipper, and of the amounts and terms thereof, and of all defaults or disputes with Shipper, and of the settlement or adjustment of such defaults





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or disputes. The Guarantor, without affecting its liability hereunder in any respect, consents to and waives notice of all changes of terms, the withdrawal of extension of credit or time to pay, the release of the whole or any part of the indebtedness, the settlement or compromise of differences, the acceptance or release of security, the acceptance of notes, or any other form of obligation for Shipper's indebtedness, and the demand, protest and notice of protest of such instruments or their endorsements.

The obligation of the Guarantor is a primary obligation and covers the payment of all existing and future indebtedness obligations of Shipper to Northern Border under the Agreement. This obligation shall be enforceable before or after proceeding against Shipper or against any security held by Northern Border and shall be effective regardless of the solvency or insolvency of Shipper at any time, the extension or modification of the indebtedness of Shipper by operation of law or the subsequent incorporation, reorganization, merger or consolidation of Shipper or any other change in the composition, nature, personnel or location of Shipper.

THIS GUARANTY SHALL FOR ALL PURPOSES BE DEEMED TO BE MADE IN, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of Northern Border, its successors and assigns.

Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses, if any, which Shipper is or may be entitled to arising from or out of the Agreement and/or Northern Border's FERC Gas Tariff.

Guarantor's liability under this Guaranty shall be limited to direct, actual, monetary damages under the Agreement; provided that, in no event will Guarantor be subject to consequential, exemplary, equitable, loss of profits, tort or any other damages.

The Guarantor in executing this Guaranty, represents and warrants to Northern Border that:

                  (i) The Guarantor is a corporation duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty;

                  (ii) The execution and delivery and performance of this Guaranty by the Guarantor has been duly authorized by all necessary action of its directors and shareholders and does not violate the provisions of any presently applicable law or its articles of incorporation or by-laws or constitute a default under any material ("material" for purposes of this representation meaning creating a liability of U.S. $50,000,000 or more) agreement presently binding on it; and

                  (iii) This Guaranty has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its lawful, binding and legally enforceable obligation, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and by general principles of equity.


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IN WITNESS WHEREOF, this Guaranty has been duly executed William D. Gathmann,
Vice President, Finance and Treasurer of the Guarantor this 29th day of April, 1997.

"GUARANTOR"

Enron Corp.                                   Attest:






BY:      /s/ William D. Gathmann                    /s/ Kate B. Cole
     --------------------------------      ------------------------------------
         William D. Gathmann                        Kate B. Cole
         Vice President, Finance                    Assistant Secretary
         and Treasurer




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                              GUARANTY CONFIRMATION

         This Guaranty Confirmation agreement (the "Confirmation"), dated as of the 19th day of November, 1998, is made by Enron Corp. ("Guarantor") in favor of Northern Border Pipeline Company (the "Company").

         WHEREAS, Guarantor and the Company entered into the Guaranty, dated April 29, 1997, (the "Guaranty") pursuant to which Guarantor agreed to guarantee the timely payment and performance of the obligations of Enron Capital & Trade Resources Corp. ("ECTR"), a wholly owned subsidiary of Guarantor, under U.S. Shippers Service Agreement (T1060F), dated August 5, 1997, as amended and supplemented from time to time, ("Service Agreement"); and

         WHEREAS, ECTR desires to increase the Service Agreement for an additional 2,500 Mcf/d and Guarantor desires to guarantee all amounts, obligations and liabilities related to this additional 2,500 Mcf/d under the Guaranty; and

         WHEREAS, it is a condition of Company in executing the Amendment to the Service Agreement that the Guarantor execute and deliver this Confirmation; and

         WHEREAS, the execution, delivery, and performance of this Confirmation is reasonably expected to benefit Guarantor, directly or indirectly.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1. Guarantor hereby consents to the execution, delivery and performance of the Amendment.

2. Guarantor hereby agrees, ratifies and confirms that the amounts, obligations and liabilities guaranteed by the Guaranty include the amended amounts, obligations and liabilities of the Amendment.



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3. Guarantor hereby represents and warrants that it has received, or will receive, direct or indirect benefit from its prior execution, delivery, and performance of the Guaranty, as hereby ratified and confirmed.

4. The Guaranty is hereby ratified and confirmed and all of the rights, powers and privileges created by or under the Guaranty shall be and remain in full force and effect. The execution, delivery and performance of this Confirmation shall not, except as otherwise expressly provided in this Confirmation, operate as a waiver of any right, power, or remedy of the Company under any of the terms or conditions of the Guaranty.

5. This Confirmation may be executed in any number of counterparts, each of which shall be an original, but all of which when taken together shall constitute one instrument.

         IN WITNESS WHEREOF, Guarantor has caused this Confirmation to be executed and delivered as of the date first above written.

ENRON CORP.

By:      /s/
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By:
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